Exhibit 10.4

THIRD AMENDMENT TO BUSINESS LOAN
AGREEMENT

This THIRD AMENDMENT TO BUSINESS LOAN AGREEMENT (“Third Amendment”) is dated as of March 31, 2010 (“Third Amendment Effective Date”), by and between CEDAR RAPIDS BANK & TRUST COMPANY (the “Lender”) and MACC Private Equities, Inc., f/k/a MorAmerica Capital Corporation (the “Borrower”).

RECITALS:

WHEREAS, the Borrower and the Lender are parties to (i) that certain Business Loan Agreement dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008, and a Second Amendment to Business Loan Agreement and Security Agreements dated as of August 14, 2009 (collectively the “Loan Agreement”);and (ii) the Commercial Security Agreement, dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 and a Second Amendment to Business Loan Agreement and Security Agreements dated as of August 14, 2009 (the Commercial Security Agreement”); and (iii) the Commercial Pledge and Security Agreement dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 and a Second Amendment to Business Loan Agreement and Security Agreements dated as of August 14, 2009 (the “Commercial Pledge and Security Agreement” and together with the Loan Agreement, the Commercial Security Agreement, and the Related Documents collectively, the “Operative Documents”);

WHEREAS, Borrower and the Lender desire to extend the due date of the Indebtedness and add certain covenants to the Loan Agreement.

WHEREAS Borrower and Lender desire to amend certain provisions under the Loan Agreement, to accomplish the foregoing.

AMENDMENTS

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

SECTION 1.                      DEFINITIONS.  All terms contained in this Third Amendment and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.  After the Third Amendment Effective Date, all references in the Loan Agreement, as amended, to "this Agreement", "herein", "hereunder" and words of similar import shall be deemed to be references to the Loan Agreement as amended hereby.  References in the Operative Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as so amended.

SECTION 2.                      AMENDMENTS TO THE LOAN AGREEMENT.  The Bank and Borrower hereby agree, effective upon the Third Amendment Effective Date, that the Loan Agreement shall be amended as follows:

2.0           The DEFINITIONS Section of the Loan Agreement is amended by inserting in the appropriate alphabetical order, the following definition:

Liquidity.  The word “Liquidity” means the sum of Seventy Five Percent (75%) of the current value of all publicly traded stocks and other short-term, publicly traded liquid securities held in the name of the Borrower plus all of Borrower’s cash, cash deposits and cash equivalents.

Rights Offering.  The words “Rights Offering” mean the Borrower’s issuance of transferable rights to its stockholders of record to subscribe for  up to an aggregate of 821,541 additional shares of common stock of the Borrower, which rights will be registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form N-2A to be filed with the Securities and Exchange Commission.

.
Third Amendment Effective Date. The words “Third Amendment Effective Date” mean the effective date of the Third Amendment as set forth therein.”

2.1           The Section Entitled “Affirmative Covenants” is amended by adding the following paragraphs:

Minimum Liquidity:  Maintain minimum Liquidity in the amount of $500,000 at all times.  Liquidity shall be measured on the last day of each fiscal quarter and reported on a quarterly basis  in a covenant compliance certificate supplied by Borrower to Lender at the same time as Borrower delivers its interim financial statements pursuant to the Loan Agreement.

Rights Offering:  Complete its Rights Offering and receive all subscription proceeds from the exercise of rights by its stockholders by August 1, 2010.

Deposit of Rights Offering Proceeds.  Deposit a minimum of $150,000 of proceeds of the Rights Offering in Borrowers primary deposit account with Lender.

SECTION 3                      EFFECT OF AMENDMENT.  Any terms of the Loan Agreement or any documents which have not been expressly modified or amended by this Third Amendment are hereby ratified and confirmed and shall remain in full force and effect between the parties.

SECTION 4.                                COUNTERPARTS.  This Third Amendment may be executed in any number of separate counterparts, each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one (1) instrument.  Any of the parties hereto may execute this Third Amendment by signing any such counterpart.

SECTION 5.                      CONSTRUCTION.  This Third Amendment shall be governed by and construed in accordance with the law of the State of Iowa.  Section and paragraph headings contained herein are for the convenience of reference only, and shall not be construed as to affect the interpretation or construction of any substantive provision of this Third Amendment

SECTION 6.                      Borrower hereby acknowledges receipt of a copy of this Agreement.

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE ALSO APPLIES TO ANY OTHER LOAN AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as the day and year first above written.

MACC PRIVATE EQUITIES,INC.	CEDAR RAPIDS BANK & TRUST
f/k/a MorAmerica Capital Corporation	COMPANY

By :/s/ Travis T. Prentice	By: /s/ John Hall
Travis T. Prentice its President & CEO	John Hall its Asst. Vice President

By: /s/ Derek J. Gaertner
Derek J. Gaertner its CFO & COO